UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

Cloud Peak Energy Inc.

Cloud Peak Energy Resources LLC

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-34547 333-168639	26-3088162 26-4073917
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD

On January 26, 2012, Cloud Peak Energy Inc. issued a press release announcing (1) the company’s proven and probable coal reserves as of  December 31, 2011, and (2) the schedule for the company’s fourth quarter and full year 2011 earnings results.  A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

Item 8.01.       Other Events.

On January 26, 2012, Cloud Peak Energy Inc. announced its December 31, 2011 proven and probable coal reserves:

	Recoverable Reserves
	12/31/2011			12/31/2010
	Proven	Probable	Total	Total
	(tons in millions)
Mine
Antelope	519	164	683	252
Cordero Rojo	274	96	370	385
Spring Creek	286	25	311	329
Decker (50% interest)	3	—	3	4
Total	1,082	285	1,367	970

Item 9.01.       Financial Statements and Exhibits.

(d)	Exhibits

99.1

Furnished press release, dated January 26, 2012, issued by Cloud Peak Energy Inc. announcing (1) the company’s proven and probable coal reserves as of December 31, 2011, and (2) the schedule for the company’s fourth quarter and full year 2011 earnings results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: January 26, 2012	By:	/s/ Amy J. Stefonick
	Name:	Amy J. Stefonick
	Title:	Corporate Secretary

CLOUD PEAK ENERGY RESOURCES LLC

Date: January 26, 2012	By:	/s/ Amy J. Stefonick
	Name:	Amy J. Stefonick
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1

Furnished press release, dated January 26, 2012, issued by Cloud Peak Energy Inc. announcing (1) the company’s proven and probable coal reserves as of December 31, 2011, and (2) the schedule for the company’s fourth quarter and full year 2011 earnings results.